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                                                                 Exhibit 10.25


                                AMENDMENT NO. 1
                                     TO THE
                              ANGELICA CORPORATION
                      RESTATED DEFERRED COMPENSATION  PLAN
                          FOR NON-EMPLOYEE DIRECTORS


            WHEREAS, Angelica Corporation (the "Company") established the Angelica Corporation Restated Deferred Compensation Plan for Non-Employee Directors (the "Plan") effective as of January 1, 1984 for the benefit of certain members of the Board of Directors of the Company who elect to participate in the Plan; and

            WHEREAS, the Company desires to amend the Plan.

            NOW, THEREFORE, the Company does hereby amend the Plan, effective as of December 1, 1994, in the following respects:

                                       I.

            Section 2(d) is hereby deleted in its entirety and the following is substituted in lieu thereof:

            "(d) `Director's Compensation' means Board meeting and Board committee meeting fees, other than the annual retainer director's fees, which are payable on account of service as a Non-Employee Director of the Company."

                                      II.

            Section 4(a) is hereby deleted in its entirety and the following is substituted in lieu thereof:

            "(a) Each Non-Employee Director shall have the right at any time to elect to defer the payment of all or any part of his Director's Compensation to be paid at the time or times in the manner herein stated."

                                      III.

            Section 5(b) is hereby deleted in its entirety and the following is substituted in lieu thereof:

            "(b) On the last business day of each calendar quarter, there shall be credited to the deferred compensation account an amount equal to the product of one-fourth (1/4) of the annual prime interest rate then charged on 90-day commercial loans to large, national corporations by The Boatmen's National Bank of St. Louis, St. Louis, Missouri, multiplied by the average daily balance of the deferred compensation account for such calendar quarter. The deferred compensation account shall be reduced by distributions from the account at the time such distributions are made.
            Interest shall continue to accrue on the balance of the deferred


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            compensation account until such balance has been reduced to zero through full distribution."

                                      IV.

            The first paragraph of Section 6(a) is hereby deleted in its entirety and the following substituted in lieu thereof:

            "(a) Distribution will commence as of the date of the Participant's termination for a reason other than death, or as of the date the Participant has selected for distribution to commence in the `Notice of Election,' if such date is earlier than the Participant's termination, and shall be paid to the Participant as follows:"

                                       V.

            The first paragraph of paragraph 6(c) is hereby deleted in its entirety and the following substituted in lieu thereof:

            "(c) In the event of the Participant's death prior to the commencement of distribution, the Company shall pay to the beneficiary or contingent beneficiary, designated in the `Notice of Election,' an amount equal to the balance of the deferred compensation amount, as of the Participant's death, in accordance with the payment method described in subparagraph 6(a) above, with the initial one-fifth (1/5) payment to be made to the beneficiary or contingent beneficiary within sixty (60) days following the date of the Participant's death."

                                      VI.

            Paragraph 7(a) is hereby deleted in its entirety and the following substituted in lieu thereof:

            "The Board may amend or terminate this Plan by written resolution at any time; however, any amendment or termination of this Plan shall not affect the rights of Participants or beneficiaries to payments in accordance with paragraph 6 of this Plan of amounts credited to Participant's deferred compensation accounts at the time of such amendment or termination."

            IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 29th day of November, 1994.
                 ----        --------

                                  ANGELICA CORPORATION

                                        /s/ L. J. Young
                                  By -----------------------------------------
                                        Chairman of the Board
                                  Its-----------------------------------------
ATTEST:

    /s/  Jill Witter                                              angdcpdi.amd
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